As filed with the Securities and Exchange Commission
                     on May 12, 2004, Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Triton PCS Holdings, Inc.
             (Exact name of registrant as specified in its charter)

              Delaware                                 23-2974475
   (State or other jurisdiction                     (I.R.S. Employer
   of incorporation or organization)               Identification No.)

          1100 Cassatt Road                              19312
        Berwyn, Pennsylvania                           (Zip Code)
(Address of Principal Executive Offices)


                         TRITON MANAGEMENT COMPANY, INC.
                           SAVINGS AND INVESTMENT PLAN
                              (Full title of plan)


                          DOW, LOHNES & ALBERTSON, PLLC
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)

                     Telephone number of agent for service:
                                 (202) 776-2000


                         CALCULATION OF REGISTRATION FEE

------------------------ --------------------- ------------------------ --------------------- -----------------------

Title of Securities      Amount Being          Proposed Maximum         Proposed Maximum      Amount Of
Being Registered         Registered            Offering Price(*)        Aggregate Offering    Registration Fee
                                                                        Price(*)
------------------------ --------------------- ------------------------ --------------------- -----------------------
------------------------ --------------------- ------------------------ --------------------- -----------------------
Class A Common Stock,    2,411,211             $4.06                    $9,789,516.66         $1,240.33
$0.01 par value per
share
------------------------ --------------------- ------------------------ --------------------- -----------------------

(*) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended
     (the "Securities Act"). This estimate is based on the average of the high and low per share as reported on the New York Stock Exchange on May 11, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing information specified in the instructions to
Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Triton PCS Holdings, Inc. (the "Company") incorporates the following documents filed with the Securities and Exchange Commission (the "Commission") herein by reference, other than information furnished under cover of a Current Report on Form 8-K:

      1. The Company's Annual Report of Form 10-K for the fiscal year ended December 31, 2003;

      2. The Company's Quarterly Report of Form 10-Q for the fiscal quarter ended March 31, 2004;

      3. The Company's Current Report of Form 8-K dated and filed with the Commission May 10, 2004;

      4. The Company's Current Report of Form 8-K dated and filed with the Commission February 26, 2004; and

      5. The Company's Form 8-A Registration Statement filed with the Commission July 13, 2001.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, other than information furnished under cover of a Current Report on Form 8-K, are deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. In the absence of the limitations authorized by the Delaware statute, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The second restated certificate of incorporation limits the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted by the Delaware statute. Specifically, the directors of the Company will not be personably liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (which relates to the unlawful payment of dividend or unlawful stock purchase or redemption by a corporation) or (iv) for any transaction from which a director derived an improper personal benefit. The inclusion of this provision in the second restated certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful might otherwise have benefited the Company and its stockholders. Under the applicable provisions of the Delaware General Corporation Law, in general, a corporation may indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents and shall so indemnify such persons only if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The second restated certificate of incorporation gives the Company the power to indemnify its officers, directors, employees and agents to the full extent permitted by Delaware law.

         The Company has entered into indemnification agreements with each of its directors which generally provide for indemnification of the director to the fullest extent provided by law. In addition, the Company has purchased directors' and officers' liability insurance coverage for its directors and certain of its officers in amounts customary for similarly situated companies.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits.

Exhibit Number        Description of Exhibit                                                       Page
--------------        ----------------------                                                       ----

4.1                   Triton Management Company, Inc. Savings and Investment Plan                  6
5.1                   Opinion of Dow, Lohnes & Albertson, PLLC                                     33
23.1                  Consent of Independent Accountants                                           35
23.2                  Consent of Dow, Lohnes & Albertson, PLLC (contained in their opinion in      33
                      Exhibit 5.1)

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Berwyn, Commonwealth of Pennsylvania on this 5th day of May, 2004.

                                      TRITON PCS HOLDINGS, INC.


                                      By: /s/ Michael E. Kalogris
                                      ------------------------------------
                                              Michael E. Kalogris
                                              Chief Executive Officer
                                             (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act, this Registration Statement is to be signed by the following persons in the capacities and on the dates indicated.

        Signature                           Capacity                                         Date
        =========                           ========                                         ====

 /s/ Michael E. Kalogris           Chief Executive Officer                               May 5, 2004
 -----------------------           (Principal Executive Officer)
     Michael E. Kalogris           and Chairman of the Board of Directors

 /s/ David D. Clark                Executive Vice President, Chief                       May 5, 2004
 -----------------------           Financial Officer (Principal Financial
     David D. Clark                Officer) and Secretary

 /s/ William A. Robinson           Senior Vice President and Controller                  May 5, 2004
 -----------------------           (Principal Accounting Officer)
     William A. Robinson

 /s/ Scott I. Anderson             Director                                              May 5, 2004
 -----------------------
     Scott I. Anderson

 /s/ Arnold L. Chavkin             Director                                              May 5, 2004
 -----------------------
     Arnold L. Chavkin

 /s/ Rohit M. Desai                Director                                              May 5, 2004
 -----------------------
     Rohit M. Desai

 /s/ Mathia DeVito                 Director                                              May 5, 2004
 -----------------------
     Mathias DeVito

 /s/ Eric Haskell                  Director                                              May 5, 2004
 -----------------------
     Eric Haskell

 /s/ David N. Watson               Director                                              May 5, 2004
 -----------------------
     David N. Watson



                                                                    Exhibit 4.1
                         TRITON MANAGEMENT COMPANY, INC.
                           SAVINGS AND INVESTMENT PLAN

                                    ARTICLE I
                                 PURPOSE OF PLAN

         The purpose of the Plan shall be to provide tax-deferred savings and employer contributions to eligible employees of Triton Management Company, Inc. and its affiliates and their beneficiaries. In order to provide such benefits, Triton Management Company, Inc. has established a trust in accordance with the requirements of the law to which eligible employees may elect to contribute through salary reduction arrangements a percentage of their compensation, and to which Triton Management Company, Inc., in its sole discretion, will make contributions in proportion to each employee's contributions. Such contributions, and any income derived therefrom, shall be held for the exclusive benefit of the participating employees and their beneficiaries and shall not be used for, or diverted to, any other purpose.

         This Plan constitutes a complete amendment and restatement of the Triton Management Company, Inc. 401(k) Plan originally effective as of August 1, 1998. The Plan was last amended and restated in its entirety effective January 1, 2001 and has been amended thereafter. The effective dates of those amendments are reflected therein. Except as otherwise provided herein, the terms of this amended and restated Plan are effective as of January 1, 2004. This amendment and restatement has been prepared to reflect the applicable requirements of
Section 401 of the Internal Revenue Code of 1986, as amended, for a profit sharing plan with a cash or deferred feature.

                                   ARTICLE II
                                   DEFINITIONS

         As used in the Plan:

         2.1 Administrative Committee shall mean the administrative committee appointed by Triton Management Company, Inc. in accordance with the provisions of Section 17.2 of the Plan.

         2.2 Affiliate means for any Plan Year a corporation which for any part of such year is a member of a controlled group of corporations (as defined in Section 1563(a) of the Code, disregarding Sections 1563(a)(4) and 1563(e)(3)(C)) of which the Plan Sponsor is a member, any trade or business, whether incorporated or not, which for any part of such year is considered to be under common control with the Plan Sponsor under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(c) of the Code, and any organization which for any part of such year is considered under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(m) of the Code to be a member of an affiliated service group of which the Plan Sponsor is a member.

         2.3 Beneficiary shall mean any person or persons entitled to receive a benefit under the Plan which is payable upon or after a Participant's death pursuant to ARTICLE XI of the Plan.

         2.4 Board shall mean the Board of Directors of the Plan Sponsor.

         2.5 Break in Service shall mean a one-year Period of Severance beginning on an Employee's Severance Date. An Employee incurs a Break in Service on the last day of a one-year Period of Severance.

         2.6 Code shall mean the Internal Revenue Code of 1986, as amended.

         2.7 Compensation shall mean the aggregate of all payments for services paid by the Employer to a Participant during a Plan Year subsequent to his or her meeting the eligibility requirement of Section 3.1, including base pay, overtime, paid (but not accrued) bonuses, commissions; provided, there shall be excluded from such amount (1) any severance payments; (2) stock based compensation; (3) any sick pay paid to an Employee by a third party; (4) any reimbursements which are made under a medical reimbursement plan sponsored by the Employer; (5) any reimbursed moving expenses, car allowances and car add-ins; (6) any reimbursed country club dues and expenses; (7) any cash or prize equivalent payments; (8) any extraordinary bonuses; (9) any excess life insurance premiums under Section 79 of the Code, or any successor section; (10) any amounts paid upon the cancellation of an employment contract; and (11) any Employer Contributions, Employee Contributions or elective amounts that are not includible in the gross income of an Employee under Sections 125 and 132(f)(4) of the Code. Notwithstanding the preceding, for purposes of Retirement Contributions under Section 5.1(b), Compensation shall be determined in accordance with the preceding but shall also include any Employee Contributions or elective amounts that are not includible in the gross income of an Employee under Sections 125 and 132(f)(4) of the Code and exclude any bonuses paid (or accrued) to an Employee. For purposes of any contributions to the Plan, only Compensation earned while a Participant is eligible for such contribution shall be counted towards determining the amount of such contribution.

         In no event shall a Participant's Compensation be taken into account to the extent such Compensation exceeds $205,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

         2.8 Covered Employee shall mean any Employee of the Employer except any Employee (a) who is included in a collective bargaining unit unless participation in the Plan by any such Employee was agreed to in the process of good faith negotiations between the Company and the collective bargaining unit's representative; (b) who is employed by an Affiliate that is not considered an Employer as defined in Section 2.19; (c) who is a leased employee as defined in
Section 414(n)(2) of the Code; or (d) an Employee who is a nonresident alien and who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Plan Sponsor or an Affiliate which constitutes income from services within the United States (within the meaning of Section 861(a)(3) of the Code). Notwithstanding the foregoing, the term Covered Employee shall not include any individual who is treated for payroll purposes as an independent contractor even if such individual is later determined to be a common law employee of the Employer.

         2.9 Delayed Retirement Date shall mean the first day of the first month following a Participant's Normal Retirement Date on which the Participant elects to retire from employment with the Company.

         2.10 Direct Rollover shall mean a payment by the Plan of all or any portion of an Eligible Rollover Distribution to an Eligible Retirement Plan designated by a Distributee.

         2.11 Distributee shall mean any Participant, Former Participant, surviving spouse of any Participant or of any Former Participant, and any alternate payee under a qualified domestic relations order within the meaning of
Section 414(p) of the Code who receives an Eligible Rollover Distribution.

         2.12 Early Retirement Date shall mean the date upon which a Participant has attained age fifty-five (55), or any month thereafter before the Participant's Normal Retirement Date, provided the Participant has elected such date in advance on a form provided by the Administrative Committee as his other Early Retirement Date.

         2.13 Eligible Employee shall mean an Employee who meets the requirements of Section 3.1 or 3.2 of the Plan.

         2.14 Eligible Retirement Plan shall mean any of the following:

         (a) an individual retirement account described in Section 408(a) of the Code;

         (b) an individual retirement annuity described in Section 408(b) of the Code;

         (c) an annuity plan described in Section 403(a) of the Code;

         (d) a qualified plan described in Section 401(a) of the Code;

         (e) An annuity contract described in Section 403(b) of the Code; or

         (f) An eligible plan under Section 457 of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

         2.15 Eligible Rollover Distribution shall mean any distribution of all or a portion of the balance to the credit of a Distributee, except that such term shall not include:

         (a) any distribution that is one of a series of substantially equal periodic payments made (not less frequently than annually) for either:

                  (1) the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or

                  (2) a specified period of ten years or more;

         (b) any distribution to the extent such distribution is required under
Section 401(a)(9) of the Code;

         (c) any distribution or portion of a distribution that is not includible in the gross income of the Distributee;

         (d) returns of Employee Contributions that are returned as a result of the limitations contained in Section 415 of the Code;

         (e) corrective distributions of Employee Contributions and the income allocable thereto in accordance with Section 4.2 of the Plan and corrective distributions of Employer Matching Contributions and the income allocable thereto in accordance with Sections 5.2 and 5.5 of the Plan;

         (f) loans that are treated as deemed distributions pursuant to Section 72(p) of the Code and distributions that result from offset against an Employee Contribution Account, Employer Matching Contribution Account or Retirement Account in the event of loan default pursuant to Section 15.8 of the Plan;

         (g) any amount distributed on account of hardship pursuant to Section
14.2 of the Plan; or

         (h) any other type of distribution or similar item designated by the Internal Revenue Service as exempt from the definition of Eligible Rollover Distribution.

         2.16 Employee shall mean any individual who is compensated by the Employer or by an Affiliate for services actually rendered as a common law employee.

         2.17 Employee Contribution shall mean a voluntary contribution made by a Participant to the Trust under the Plan pursuant to an election under Section 4.1.

         2.18 Employee Contribution Account shall mean the separate account maintained for a Participant which contains the Employee Contributions made by such Participant under the Plan and such amounts transferred from any other tax-qualified plan. Any Rollover Contributions accepted by the Trustee shall be deposited into the Employee Contribution Account of an Employee and separately accounted for as a sub-account of the Employee Contribution Account.

         2.19 Employer shall mean for any Plan Year the Plan Sponsor and each Affiliate that is listed (with the approval of the Administrative Committee) on Schedule A that has not terminated its participation in the Plan during or prior to such Plan Year; provided, that absent the express consent of the Board, the participation of an Affiliate shall terminate automatically on the date the Plan Sponsor's ownership or proprietary interest in or affiliation with such Affiliate terminates. Employer shall include each successor corporation of an Affiliate listed on Schedule A.

         2.20 Employer Contribution shall mean a contribution made by the Employer to the Trust under the Plan pursuant to Section 5.1.

         2.21 Employer Matching Contribution shall mean a contribution made by the Employer to the Trust under the Plan pursuant to Section 5.1(a).

         2.22 Employer Matching Contribution Account shall mean the separate account maintained for a Participant which contains the portions of the Employer Matching Contributions made by the Employer under the Plan credited to such Participant.

         2.23 Employment Commencement Date shall mean the first date on which an Employee is entitled to be credited with an Hour of Service.

         2.24 Entry Service shall mean the total of an Employee's countable Periods of Service with the Employer without regard to Hours of Service.

         2.25 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         2.26 Fiscal Year of the Employer shall mean the calendar year.

         2.27 Former Participant shall mean any person who has ceased to be a Participant in the Plan for any reason other than death.

         2.28 Highly Compensated Employee shall mean any Employee who performs service for the Employer during the Plan Year and who: (i) was a five-percent (5%) owner at any time during such Plan Year or during the preceding Plan Year, or (ii) received compensation from the Employer during the preceding Plan Year in excess of $90,000 (as adjusted by the Secretary of Treasury for cost of living increases) and was a member of the top-paid group (i.e., the top twenty percent (20%) of Employees ranked on the basis of compensation received during such year.

         For purposes of this Section 2.28, compensation shall mean compensation as defined under Section 415(c)(3) of the Code paid to the Employee by the Employer including any Employee Contributions made under the Plan and any salary reduction contributions under any other plan of the Employer. The determination of who is a Highly Compensated Employee will be made in accordance with section 414(q) of the Code and the regulations thereunder.

         2.29 Hour of Service shall mean:

         (a) Each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable service period.

         (b) Each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or paid leave of absence) during the applicable service period.

         (c) Each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. The same Hour of Service shall not be credited under both this paragraph (c) and under either subparagraphs (a) or (b) above. Crediting Hours of Service for back pay awarded or agreed to with respect to periods described in subparagraph (b) above shall be subject to limitations set forth in that subparagraph.

         (d) To the extent required under the Family and Medical Leave Act of 1993, each hour that an Employee is absent from service for a family or medical leave of absence.

         Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee; and (iv) Hours of Service are not required to be credited during any period in which no duties are performed if such hours would exceed the number of hours regularly scheduled for the performance of duties during such period.

         For purposes of this Section 2.29, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund or insurer to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

         For purposes of this Section 2.29, Hours of Service shall be determined based on records of hours of service maintained by the Employer provided that such records accurately reflect the number of hours with which an Employee is entitled to be credited.

         Notwithstanding anything to the contrary contained herein, Hours of Service shall be credited in accordance with Department of Labor regulations
Section 2530.200b-2 and such provisions are incorporated herein by reference.

         2.30 Investment Fund(s) shall mean one or more of the investment media offered through the Trustee as a funding vehicle for Employee Contributions. The Administrative Committee shall have the exclusive authority to select the Investment Fund(s) available for investment under the Plan.

         2.31 Leave of Absence shall mean a leave of absence granted in writing to an Employee in accordance with the personnel policy of the Employer by which such Employee is employed. The employment of an Employee who is on a Leave of Absence shall terminate (for purposes of this Plan) on the earlier of (a) the date on which such Leave of Absence expires, if the Leave of Absence is for a fixed period or expires upon the occurrence of a certain event, such as recovery from a disability, unless the Employee immediately upon the expiration of the Leave of Absence returns to the employment of the Employer, (b) subject to the Employer's discretion, the first anniversary of the date on which such Leave of Absence commenced, if such Leave of Absence was for an indefinite period, or (c) the date on which the Employee dies, retires, or Terminates Employment as an Employee.

         2.32 Named Fiduciary shall mean each of the persons identified as such in ARTICLE XVII, each of which shall have only such duties and responsibilities in the management and administration of the Plan as are expressly assigned to such Named Fiduciary pursuant to the Plan and the Trust Agreement.

         2.33 Normal Retirement Date shall mean the first day of the month which coincides with or next follows a Participant's sixty-fifth (65th) birthday.

         2.34 Participant shall mean an Eligible Employee who becomes a Participant in the Plan by electing to contribute in the manner provided in
ARTICLE IV.

         2.35 Period of Service shall mean a period of time beginning on an Employee's Employment Commencement Date or Rehire Date, whichever applies, and ending on his or her Severance Date.

         2.36 Period of Severance shall mean a period beginning on an Employee's Severance Date and ending on the date he again performs an Hour of Service.

         2.37 Plan shall mean the Triton Management Company, Inc. Savings and Investment Plan as set forth in this document and as hereafter amended.

         2.38 Plan Accounts shall mean a Participant's Employer Matching Contribution Account, Retirement Account and Employee Contribution Account.

         2.39 Plan Administrator shall mean Triton Management Company, Inc.

         2.40 Plan Sponsor shall mean Triton Management Company, Inc. or any successor which expressly assumes the responsibilities of the Plan Sponsor under the Plan.

         2.41 Plan Year shall mean the Plan's accounting year of twelve (12) months commencing on January 1st and ending on the following December 31st.

         2.42 Qualified Domestic Relations Order shall mean a judgment, decree or order (including an approval of a property settlement agreement) that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant or Former Participant, that is made pursuant to a domestic relations law of a state, that meets the requirements of Section 414(p) of the Code, and that creates or recognizes the right of an alternate payee to receive all or a portion of the benefit payable to a Participant or Former Participant.

         2.43 Rehire Date shall mean the date an Employee first performs an Hour of Service following a Period of Severance.

         2.44 Retirement Contributions shall mean a contribution made by the Employer to the Trust under the Plan pursuant to Section 5.1(b).

         2.45 Retirement Account shall mean the separate account maintained for a Participant which contains the portions of the Retirement Contributions made by the Employer under the Plan credited to such Participant.

         2.46 Severance Date shall mean the earlier of:

         (a) the date on which an Employee quits, retires, dies or is discharged, or

         (b) the first anniversary of the date an Employee begins a one year absence from service (with or without pay). This absence may be the result of any combination of vacation, holiday, sickness, disability, leave of absence, or layoff.

         Solely to determine whether a one-year Period of Severance has occurred for entry or vesting purposes for an Employee who is absent from service beyond the first anniversary of a Leave of Absence by reason of pregnancy of the Employee, birth of a child of the Employee, adoption of a child by the Employee or for purposes of caring for such child for a period beginning immediately following such birth or adoption, Severance Date is the second anniversary of the first day of such Leave of Absence. The period between the first and second anniversaries of the first day of such Leave of Absence is not a Period of Service and is not a Period of Severance.

         2.47 Termination of Employment, including the verb form "Terminates Employment", shall mean the voluntary or involuntary termination of employment with the Employer for any reason other than death or retirement.

         2.48 Trust shall mean the legal entity created by the Trust Agreement between the Plan Sponsor and the Trustee under which the Trustee shall receive the Employer Contributions and Employee Contributions made under the Plan and shall hold, invest and disburse the Trust Fund to, or for the benefit of, Participants and their Beneficiaries under the Plan.

         2.49 Trust Agreement shall mean the Triton Management Company, Inc. Savings and Investment Plan Trust Agreement.

         2.50 Trust Fund shall mean the total contributions made by the Employer and by all Employees pursuant to this Plan, increased by profits, gains, income and recoveries received, and decreased by losses, depreciation, benefits paid and expenses incurred but not paid by the Employer in the administration of the Trust Fund. The term "Trust Fund" shall include all assets acquired by investment and reinvestment that are held in the Trust by the Trustee.

         2.51 Trustee shall mean the parties, individual or corporate, named as Trustee in the Trust Agreement or any successor thereto.

         2.52 Year of Vesting Service shall mean a 12-consecutive month Period of Service.


                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

         3.1  General Rule.

         (a) Any Covered Employee who was a Participant in the Plan prior to the effective date of the Plan and who remains a Covered Employee as of the effective date shall continue to participate in the Plan.

         (b) Each Covered Employee shall be eligible to make a salary reduction election pursuant to Section 4.1 and to receive additional contributions as provided in Section 5.1 on the first day of the first calendar quarter following such Covered Employee's completion of three months of Entry Service provided he or she is a Covered Employee on such date. For purposes of the foregoing eligibility requirement, a Covered Employee will be deemed to have completed the three months of Entry Service if such Covered Employee remains an Employee on the date which is three months following either his or her Employment Commencement Date or Rehire Date. If such Employee is not a Covered Employee on such Entry Date, he or she may commence participation on the first day of the calendar quarter on which he or she is a Covered Employee after completing three months of Entry Service. A Covered Employee who satisfies the eligibility criteria of this Section 3.1(b) shall be considered a Participant for all purposes under the Plan.

         (c) Each Covered Employee other than an Employee classified for payroll purposes as at or above the level of Senior Vice President shall be eligible to receive Retirement Contributions on the first day of the first calendar quarter following such Covered Employee's completion of twelve months of Entry Service provided he or she is a Covered Employee on such date. If such Employee is not a Covered Employee on such date, he or she will become eligible for Retirement Contributions on the first day of the calendar quarter on which he or she is a Covered Employee after completing twelve months of Entry Service. A Covered Employee who satisfies the eligibility criteria of this Section 3.1(c) shall be considered a Participant for all purposes under the Plan.

         3.2      Re-employment and Leaves of Absence.

         (a) A Participant who ceases to be a Covered Employee by reason of termination of employment or otherwise shall immediately cease participation in the Plan and shall be a Former Participant. A Former Participant who again becomes an Employee shall commence participation in accordance with the following rules:

                  (i) Except as otherwise provided in this Section, any Former Participant who again becomes a Covered Employee shall commence participation as of the date such Former Participant again becomes a Covered Employee;

                  (ii) Any nonvested Former Participant or any Former Participant who receives a distribution of the vested balance of his or her Employee Account who again becomes a Covered Employee after incurring five consecutive 1-Year Breaks in Service shall commence participation in the Plan as a newly hired employee in accordance with
         Section 3.1.

         (b) Any Covered Employee who has satisfied the eligibility requirements of Section 3.1 but who terminates employment before becoming a Participant in the Plan and who again becomes a Covered Employee prior to incurring a 1-Year Break in Service shall become a Participant as of the date such Employee again becomes a Covered Employee. If such Employee again becomes a Covered Employee after incurring a 1-Year Break in Service, such Employee shall commence participation in the Plan in accordance with Section 3.1.

         3.3  Notice of Eligibility.

         (a) The Administrative Committee shall notify each Employee of his or her status as an Eligible Employee and right to participate in the Plan. Such determination shall be conclusive and binding upon all persons, as long as the same is made in accordance with this Plan and ERISA.

   (b) The Administrative Committee shall notify each Covered Employee of his eligibility to participate in the Plan prior to the date such Covered Employee first satisfies the eligibility requirements of Section 3.1.

         3.4  Election to Participate.

         (a) General Rule. Each Eligible Employee who is not a Rehired Employee and who wishes to participate in the Plan shall be required, after receipt of notification from the Administrative Committee of his or her status as an Eligible Employee, to file an election to participate in a manner prescribed by the Employer. The Eligible Employee shall commence participation in the Plan within a reasonable period of time following the Employer's receipt of such election.

         (b) Rehired Employee. For purposes of this Section, "Rehired Employee" shall mean any Employee who Terminates Employment and subsequently recommences employment.

                                   ARTICLE IV
                             EMPLOYEE CONTRIBUTIONS

         4.1  Employee Contribution.

         (a) Each Eligible Employee may become a Participant by electing to contribute through payroll deductions to the Plan a percentage of his or her Compensation not less than one percent (1%) nor more than twenty five percent (25%) in whole percentage points. Notwithstanding the foregoing, the total amount of such contributions under this Plan and any other cash or deferred arrangement in which the employee participates may not exceed the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 4.1(b) of the Plan and
Section 414(v) of the Code, if applicable.

         (b) All Eligible Employees who are projected to attain age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the percentage limitations contained in Section 4.1(a) of the Plan, the determination of Employer Matching Contributions and the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 410(b), 416 of the Code or similar restrictions imposed by the Administrative Committee on Highly Compensated Employees, as applicable, by reason of the making of such catch-up contributions.

         (c) Employee Contributions shall continue to be made for each Participant at the rate elected until the Participant elects to change the rate of contribution or to end contributions pursuant to Section 8.1. Notwithstanding the foregoing, the Administrative Committee may, in its sole discretion, distribute any Employee Contribution in excess of the dollar limitation contained in Section 402(g) of the Code, plus investment gain or loss, to the Participant no later than April 15 of the calendar year immediately following the calendar year in which the excess occurred. The Administrative Committee is deemed to have received notice of excess Employee Contributions from the Participant to the extent Employee Contributions from this Plan and any other plans maintained by the Employer exceed the limit under Section 402(g) of the Code. Further, if the Participant provides satisfactory evidence to demonstrate that all contributions by the Participant, in this Plan and any other qualified plan(s), exceed the applicable limit, then the Administrative Committee may, in its sole discretion, distribute sufficient contributions from the Plan to allow the Participant to comply with the applicable annual limit.

         4.2 Reduction of Employee Contributions. If at any time the Administrative Committee determines that the Plan may not satisfy the actual deferral percentage tests of Section 401(k)(3) of the Code and any guidance issued by the Internal Revenue Service regarding Code Section 401(k)(3), as defined in Section 4.3 hereafter, then the Administrative Committee may, in its discretion, reduce the elected Employee Contributions of any Highly Compensated Employee to the extent necessary to ensure, within a reasonable margin of safety, that the above tests will be satisfied. The Administrative Committee may accomplish this reduction by any method or combination of methods including, without limitation, the reduction of the otherwise applicable Compensation against which the elected rate of contributions is applied, the reduction of the rate of contribution for any Highly Compensated Employee, or the setting of a maximum amount of contribution for any Highly Compensated Employee. Such reductions or limitations shall be effective only for purposes of this Section 4.2, except as may be directed otherwise by the Administrative Committee.

         Notwithstanding any provisions of this Section 4.2 to the contrary, if after the close of the Plan Year the Administrative Committee determines that the Plan does not satisfy the actual deferral percentage test of Section 401(k)(3), as defined in Section 4.3 hereafter, then the Administrative Committee shall reduce the Employee Contributions of Highly Compensated Employees, to the extent necessary to satisfy the actual deferral percentage test, in accordance with the terms of this paragraph. First, the Highly Compensated Employee (or Highly Compensated Employees if more than one has the same amount of Employee Contributions) with the highest Employee Contributions shall have his or her Employee Contributions reduced until his or her Employee Contributions equals the Employee Contributions of the Highly Compensated Employee(s) with the next highest Employee Contributions; provided that a lesser reduction shall be appropriate if such lesser reduction would equal the total excess contributions computed under this Section. If the total excess contributions are not distributed by this initial reduction, then the Highly Compensated Employees with the highest Employee Contributions shall have their Employee Contributions reduced until their Employee Contributions equal the Employee Contributions of the Highly Compensated Employee(s) with the next highest Employee Contributions; provided that a lesser reduction shall be appropriate if such lesser reduction would equal the total excess contributions computed under this Section. Such reductions shall continue in the same manner until the total excess contributions have been distributed. If any monies are distributed in accordance with this Section 4.2, any income allocable thereto for such Plan Year and for the period between the close of the Plan Year and the date of distribution shall be distributed to the appropriate Highly Compensated Employees. Notwithstanding any other provision of the Plan, any excess contributions, and income allocable thereto, shall be distributed in accordance with this Section 4.2 no later than the last day of each Plan Year to Highly Compensated Employees to whose Plan Accounts such excess contributions were allocated for the preceding Plan Year.

         4.3 Actual Deferral Percentage Test. For every Plan Year that a Retirement Contribution is made, this Plan shall constitute a safe harbor plan for purposes of nondiscrimination testing pursuant to Section 401(k)(12) of the Code and the "actual deferral percentage test" shall be automatically satisfied. In any Plan Year that the Employer does not make an Retirement Contribution with respect to any group of Covered Employees, the "actual deferral percentage test" must be satisfied with respect to such group. The "actual deferral percentage test" shall be satisfied if: (a) the actual deferral percentage for the Highly Compensated Employees is not more than the actual deferral percentage for all other Eligible Employees multiplied by 1.25; or (b) the excess of the actual deferral percentage for the Highly Compensated Employees over the actual deferral percentage for all other Eligible Employees is not more than two percent (2%), and the actual deferral percentage for the Highly Compensated Employees is not more than the actual deferral percentage for all other Eligible Employees multiplied by 2. For purposes of this Section 4.3, the "actual deferral percentage" for Highly Compensated Employees or for all other Eligible Employees for a Plan Year shall mean the average of the ratios, calculated separately for each Employee in such group, of the amount of the Employee Contributions, if any, under the Plan paid on behalf of such Employee for such Plan Year to the Employee's compensation, as defined under Section 414(s) of the Code, for such Plan Year. Unless otherwise elected by the Administrative Committee in accordance with Code Section 401(k)(3)(A) and any guidance from the Internal Revenue Service regarding such Code Section, the maximum permitted actual deferral percentage for Highly Compensated Employees during a Plan Year shall be determined by reference to the actual deferral percentage for non-Highly Compensated Employees for the preceding year.

         The amount of Employee Contributions, if any, to be distributed pursuant to Section 4.2 shall be reduced by the amount of Employee Contributions in excess of the limitations prescribed by Section 402(g) of the Code ("Excess Deferrals") which were returned prior to the reductions required in Section 4.2; provided that, in the event Employee Contributions are distributed to a Participant pursuant to Section 4.2 prior to the time Excess Deferrals with respect to a Plan Year are returned to the Participant, then the amount of such Excess Deferrals, if any, shall be reduced by the amount of Employee Contributions previously returned in accordance with the provisions of Section 4.2.

         For purposes of this Section 4.3, the actual deferral percentage for any Participant who is a Highly Compensated Employee and who is eligible to have elective deferrals allocated to his or her accounts under two or more arrangements described in section 401(k) of the Code, that are maintained by the Employer (or of any trade or business, whether or not incorporated, which is considered to be under common control with the Employer under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(c) of the
Code), shall be determined as if such elective deferrals were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

         In the event that the Plan satisfies the requirement of Sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 4.3 shall be applied by determining the actual deferral percentages of eligible Participants as if all such plans were a single plan.

                                    ARTICLE V
                             EMPLOYER CONTRIBUTIONS

         5.1 Employer Contributions.

         (a) Employer Matching Contributions. With respect to each Plan Year, the Employer may, in its sole discretion, contribute to the Trust Fund on behalf of each Participant, an amount to be determined by the Employer based on a Participant's Employee Contributions. Such Employer Matching Contribution shall not exceed fifty percent (50%) of such Participant's Employee Contributions to the extent such Employee Contributions are equal to or less than six percent (6%) of such Participant's Compensation. Such Employer Matching Contributions shall be paid to the Trustee with respect to each payroll period during a Plan Year and shall be credited to the Participant's Employer Matching Contribution Account regardless of whether or not the Participant Terminates Employment prior to the end of such Plan Year and is not subsequently rehired.

         (b) Retirement Contributions. The Employer may, in its sole discretion, contribute on behalf of Covered Employees who have met the eligibility requirement of Section 3.1(c) an amount equal to at least three percent (3%) of a Covered Employee's Compensation. Such Retirement Contribution shall be credited to the Participant's Retirement Account.

         (c) Payments on account of contributions due from an Employer for any Plan Year may be made in cash, in shares of Employer stock or in a combination of cash and shares of Employer stock as determined solely by the Employer.

         5.2 Reduction of Employer Matching Contributions. If after the close of the Plan Year the Administrative Committee determines that the Plan may not satisfy the actual contribution percentage test of Section 401(m)(2) of the Code and any guidance issued by the Internal Revenue Service regarding Code Section 401(m)(2), as defined in Section 5.3 hereafter, then the Administrative Committee shall reduce the Employer Matching Contributions of Highly Compensated Employees, to the extent necessary to satisfy the contribution percentage test, in accordance with the terms of this paragraph. First, the Highly Compensated Employee (or Highly Compensated Employees if more than one has the same amount of Employer Matching Contributions) with the highest Employer Matching Contributions shall have his or her Employer Matching Contributions reduced until his or her Employer Matching Contributions equals the Employer Matching Contributions of the Highly Compensated Employee(s) with the next highest Employer Matching Contributions; provided that a lesser reduction shall be appropriate if such lesser reduction would equal the total excess aggregate contributions computed under this Section. If the total excess aggregate contributions are not distributed by this initial reduction, then the Highly Compensated Employees with the highest Employer Matching Contributions shall have their Employer Matching Contributions reduced until their Employer Matching Contributions equal the Employer Matching Contributions of the Highly Compensated Employee(s) with the next highest Employer Matching Contributions; provided that a lesser reduction shall be appropriate if such lesser reduction would equal the total excess aggregate contributions computed under this Section. Such reductions shall continue in the same manner until the total excess aggregate contributions have been distributed. To the extent possible, any distributions shall be made from Employee Contributions first. If any monies are distributed in accordance with this Section 5.2, any income allocable thereto for such Plan Year and for the period between the close of the Plan Year and the date of distribution shall be distributed to the appropriate Highly Compensated Employees. Notwithstanding any other provision of the Plan, any excess contributions, and income allocable thereto, shall be distributed in accordance with this Section 5.2 no later than the last day of each Plan Year to Highly Compensated Employees to whose Plan Accounts such excess contributions were allocated for the preceding Plan Year.

         5.3 Contribution Percentage Test. For every Plan Year that a Retirement Contribution is made, this Plan shall constitute a safe harbor plan for purposes of nondiscrimination testing pursuant to Section 401(k)(12) of the Code and the "contribution percentage test" shall be automatically satisfied. In any Plan Year that the Employer does not make a Retirement Contribution with respect to any group of Covered Employees, the "contribution percentage test" must be satisfied with respect to such group. The "contribution percentage test" shall be satisfied if: (a) the contribution percentage for the Highly Compensated Employees is not more than the contribution percentage for all other Eligible Employees multiplied by 1.25; or (b) the excess of the contribution percentage for the Highly Compensated Employees over the contribution percentage for all other Eligible Employees is not more than two percent (2%), and the contribution percentage for the Highly Compensated Employees is not more than the contribution percentage for all other Eligible Employees multiplied by 2; provided, that the test specified in (b) shall be used only to the extent permitted by the Code if test (b) is used by the Plan under Section 4.2. For purposes of this Section 5.3, the "contribution percentage" for Highly Compensated Employees or for all other Eligible Employees for a Plan Year shall mean the average of the ratios, calculated separately for each Employee in such group, of the amount of the Employer Matching Contributions under the Plan paid on behalf of such Employee for such Plan Year to the Employee's compensation, as defined under Section 414(s) of the Code, for such Plan Year.

         Unless otherwise elected by the Administrative Committee in accordance with Code Section 401(m)(2)(A) and any guidance from the Internal Revenue Service regarding such Code Section, the maximum permitted contribution percentage for Highly Compensated Employees for a Plan Year shall be determined by reference to the contribution percentage for non-Highly Compensated Employees for the preceding Plan Year. For purposes of this Section 5.3, the contribution percentage for any Participant who is a Highly Compensated Employee and who is eligible to participate in more than one plan described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code, that are maintained by the Employer (or of any trade or business, whether or not incorporated, which is considered to be under common control with the Employer under regulations prescribed by the Secretary of the Treasury pursuant to
Section 414(c) of the Code), shall be determined as if the total of such contribution percentage amounts were made under a single plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

        In the event that the Plan satisfies the requirement of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 5.3 shall be applied by determining the contribution percentages of eligible Participants as if all such plans were a single plan.

                                   ARTICLE VI
                           ACCOUNTS AND CONTRIBUTIONS

         6.1 Plan Accounts. The Trustee shall establish and maintain in the name of each Participant separate Plan Accounts as appropriate.

         6.2 Contributions to Trust. All contributions to the Trust shall be paid directly to the Trustee. Each contribution shall be subject to instructions from the Administrative Committee that: (i) identify each Participant on whose behalf the contribution is being made and the amount thereof; (ii) state whether the amount contributed on behalf of the Participant represents an Employee Contribution under Section 4.1, an Employer Matching Contribution under Section 5.1(a), a Retirement Contribution under Section 5.1(b) or a Rollover Contribution under Section 6.5; and (iii) direct the investment of the amount contributed on behalf of the Participant in accordance with Section 8.1, unless an election under Section 8.2 directing such investment has already been filed with the Trustee.

         6.3 Use of Contributions. Contributions made to the Trust Fund, with the exception of those described in Section 5.1 shall be irrevocable and totally nonforfeitable at all times, and shall not be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries under the Plan.

         6.4 Return of Contributions.

         (a) Qualification of Plan. The retention by the Trustee of Contributions made to the Trust shall be specifically conditioned upon the initial and continued qualification of the Plan under Section 401 of the Internal Revenue Code. If the Plan does not so initially qualify, any Employer Contributions made to the Trust shall be returned to the Employer and any Employee Contributions made to the Trust shall be returned to the Participants as soon as practicable but within one year after the date of denial of initial qualification of the Plan.

         (b) Deductibility of Contributions. The retention by the Trustee of Contributions made to the Trust Fund shall be conditioned upon the deductibility of such Contributions under Section 404 of the Code. To the extent such deduction is disallowed, any Employer Contribution or Employee Contribution to the Trust shall be returned to the Employer or the Participant, respectively, as soon as practicable but within one year after the disallowance of the deduction.

         (c) Mistake of Fact. Any Employer Contribution or Employee Contribution made because of a mistake of fact may be returned to the Employer or the Participant, respectively, at the discretion of the Employer as soon as practicable but within one year after the payment of such contribution.

         6.5 Rollover Contributions and Accounts.

         (a) Rollover Contributions. In accordance with procedures established by the Administrative Committee, any Employee may request to make a Rollover Contribution to the Trust. The Administrative Committee, in its sole discretion, shall determine whether or not such Employee shall be permitted to contribute a Rollover Contribution to the Trust. Any election made pursuant to this Section 6.5(a) shall set forth the amount of the proposed Rollover Contribution, and a statement, satisfactory to the Administrative Committee, that the proposed Rollover Contribution constitutes a Rollover Contribution as defined in Section 6.5(e) hereof. Prior to accepting any Rollover Contributions to which this
Section 6.5 applies, the Administrative Committee may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section 6.5 and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section 6.5.

         (b) Rollover Account. Upon receipt of a Rollover Contribution to the Trust, such Rollover Contribution shall become part of the Trust Fund and shall be held by the Trustee in a sub-account of the Employee Contribution Account. In the event an Employee is not a Participant in the Plan, the Trustee shall establish an Employee Contribution Account to receive such Employee's Rollover Contribution.

         (c) Vesting of Rollover Contribution. Any Rollover Contribution credited to a sub-account of the Employee Contribution Account maintained on behalf of the individual shall be one hundred percent (100%) vested at all times.

         (d) Treatment as Employee Contributions. For all purposes under the Plan, Rollover Contributions shall be treated as Employee Contributions.

         (e) Definition of Rollover Contribution. As used in this or any other Section of the Plan, the term `Rollover Contribution' shall mean any amount rolled over from a retirement plan which the Trustee deems to be a qualified plan under Section 401(a) of the Code whether such amount is distributed directly from such qualified plan or through a conduit Individual Retirement Account ("IRA"). Any amount rolled over from an IRA must consist exclusively of assets (and earnings attributable thereto) distributed into the IRA from a qualified plan under Section 401(a) of the Code. The term "Rollover Contribution" may also include an amount rolled over from a qualified plan described in Sections 401(a) or 403(a) of the Code, including after-tax employee contributions; an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision; or an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

                                   ARTICLE VII
                  LIMITATIONS ON CONTRIBUTIONS TO PLAN ACCOUNTS

         7.1 General Limits.

         (a) Limitations on Contributions. Notwithstanding any other provision of the Plan to the contrary, the annual addition to a Participant's Plan Accounts under this Plan and any other defined contribution plans maintained by the Employer (or by any trade or business, whether or not incorporated, which is considered to be under common control with the Employer under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(c) of the
Code),with respect to a Plan Year (which shall be the "limitation year") shall not exceed, except to the extent permitted under Section 4.1(b) of the Plan and
Section 414(v) of the Code, if applicable, the lesser of (a) $41,000, as adjusted for cost-of-living increases under Section 415(d) of the Code and the regulations thereunder, or (b) one hundred percent (100%) of the Participant's total compensation as defined in this Section 7.1(a). For purposes of this
ARTICLE VII "total compensation" shall mean all compensation paid to a Participant as an Employee during the Plan Year for personal services rendered in the course of employment within the meaning of Section 415(c)(3) provided it shall not include any contribution for medical benefits after separation from service (within the meaning of Sections 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an annual addition. For the purpose of this Section 7.1, the term "annual addition" means the sum of the amounts credited to a Participant's Plan Accounts for any Plan Year consisting of (i) Employer Contributions; (ii) Employee Contributions (excluding Rollover Contributions);
(iii) amounts allocated to an individual medical benefit account provided by a pension or annuity plan, as described in Section 415(l)(2) of the Code; and (iv) amounts attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund as described in Section 419(e) of the Code.

         (b) Excess Contributions. If, as a result of a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of Employee Contributions or other facts and circumstances to which Treasury Regulation 1.415-6(b)(6) applies, it is determined that the annual additions to a Participant's Plan Accounts with respect to a Plan Year exceed the limitations contained in Section 7.1(a), such annual additions shall be reduced to the extent necessary to bring them within such limitation by the return to the Employee of such excess amount consisting of Employee Contributions and earnings attributable thereto.

                                  ARTICLE VIII
                                PLAN INVESTMENTS

         8.1 Investment and Allocation of Contributions and Allocation of Earnings.

         (a) Investment Elections. Each Participant may elect to have his or her Plan Accounts invested by the Trustee in shares of one or more of the Investment Funds at a price and in the manner in which such shares are being publicly offered, or in other investments authorized under the Trust Agreement, as directed by the Participant pursuant to procedures established by the Administrative Committee.

         (b) Allocation of Earnings. All dividends, capital gains distributions, and other earnings received on any shares of an Investment Fund (or other investment) credited to a Participant's or Former Participant's Plan Account shall be reinvested in such Investment Fund (or other investment).

        (c) Directed Investments. The Trustee shall invest all Plan Accounts in shares of one or more of the Investment Funds (or in other investments authorized under the Trust Agreement) as directed by the Participant or Former Participant. Any such investment directions by a Participant or Former Participant shall be made in accordance with rules and procedures prescribed by the Administrative Committee, and shall be timely furnished to the Trustee by the Administrative Committee in accordance with Section 6.2. To the extent any Participant fails to provide the Administrative Committee with directions in accordance with such rules and procedures, the Administrative Committee shall be responsible for directing the investment of the Participant's Plan Accounts. If the Trustee receives any contribution to the Trust that is not subject to instructions directing its investment, the Trustee under the Trust Agreement may hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment directions from the Administrative Committee.

         8.2 Participant Direction of Investments.

         (a) The Plan is intended to constitute a plan described in Section 404(c) of ERISA, and the regulations thereunder. As a result, with respect to elections described in Section 6.1 of the Plan and any other exercise of control by a Participant or his or her beneficiary over assets in the Participant's Plan Accounts, such Participant or beneficiary shall be solely responsible for such actions and neither the Trustee, the Administrative Committee, the Employer, nor any other person or entity which is otherwise a fiduciary shall be liable for any loss or liability which results from such Participant's or beneficiary's exercise of control.

         (b) The Administrative Committee shall provide to each Participant or his or her beneficiary the information described in Section 2550.404c-1(b)(2)(i)(B)(1) of the DOL regulations. In addition, upon request by a Participant or his or her Beneficiary, the Administrative Committee shall provide the information described in Section 2550.404c-1(b)(2)(i)(B)(2) of the DOL regulation. The Administrative Committee may take such other actions or implement such other procedures as it deems necessary or desirable in order that the Plan complies with Section 404(c) of ERISA.

                                   ARTICLE IX
                             VESTING AND FORFEITURES

         9.1      Vesting.

         (a) A Participant is always fully vested in his or her Employee Contribution Account and Retirement Account.

         (b) A Participant's vested portion of his or her Employer Matching Contribution Account shall be a percentage of the total amount credited to his or her Employer Matching Contribution Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

                                Vesting Schedule

Years of Service                                              Vested Percentage
----------------                                              -----------------
  Less than 1                                                          0
  1                                                                   25
  2                                                                   50
  3                                                                   75
  4                                                                  100

         (c) To the extent not fully vested, a Participant shall become 100% vested in all amounts credited to his or her Employer Matching Contribution Account as of his or her Early Retirement Date, Normal Retirement Date or the date such Participant dies, or terminates employment by reason of permanent disability, as determined in Section 10.4

         9.2 Break in Service Rules.

         If any Former Participant is reemployed by the Employer after a 1-Year Break in Service has occurred, Years of Vesting Service shall include Years of Vesting Service prior to his 1-Year Break in Service subject to the following rules:

        (a) If a Former Participant has a 1-Year Break in Service, both his pre-break and post-break service shall be considered in computing Years of Vesting Service for vesting purposes only after he has been employed for one (1) Year of Vesting Service following the date of his reemployment with the Employer;

         (b) A non-vested Former Participant's Years of Vesting Service prior to a 1-Year Break in Service shall not be considered for vesting purposes if such Former Participant's consecutive 1-Year Breaks in Service equal or exceed five
(5) years;

         (c) Any Former Participant who receives a distribution of the vested balance of his Employer Matching Contribution Account shall be credited with Years of Vesting Service in accordance with the foregoing rules only upon repayment of the distributed amount in accordance with Section 9.3(c).

         9.3 Forfeitures.

         (a) If a Participant's employment terminates and he receives a distribution of the vested balance of his Employer Matching Contribution Account, the nonvested portion of such Employer Matching Contribution Account shall be forfeited as of the date his employment terminated and allocated in accordance with subsection (b), below. If the Participant does not receive the vested portion of his Employer Matching Contribution Account upon termination or if the Participant incurs a 1-Year Break in Service without termination of employment, the nonvested portion of his Employer Matching Contribution Account shall continue to be revalued in accordance with the Participant's investment direction pursuant to Section 8.2, and shall not be forfeited until he incurs five consecutive 1-Year Breaks in Service after the date the Participant terminated employment. After such period, the nonvested portion of his Employer Matching Contribution Account shall be forfeited and reallocated in accordance with subsection (b) below. Amounts forfeited in accordance with this Section shall be credited a separate account pending allocation pursuant to subsection
(b) below.

         (b) The total amount of forfeitures attributable to all Participants' nonvested Employer Matching Contribution Accounts determined as of the last day of each Plan Year in accordance with (a) above shall be, in the discretion of the Administrative Committee, used to offset the expenses incurred in connection with the administration of the Plan or to offset the Employer Matching Contribution the Employer would otherwise contribute to each Participant's Employer Matching Contribution Account pursuant to Section 5.1.

         (c) If a Former Participant is re-employed by the Employer before he incurs five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of the vested balance of his Employer Matching Contribution Account, the amount forfeited in accordance with this Section shall be reinstated if he repays the full amount distributed to him within 5 years from the date of his reemployment. The reinstated amount shall be credited to the Participant's Employer Matching Contribution Account first, by allocation from forfeitures occurring in the Plan Year in which the repayment is made and second, from the Employer Matching Contribution for such Plan Year or any special contribution made by the Employer as determined by the Employer in its sole discretion.

                                    ARTICLE X
                                    BENEFITS

         10.1 Benefit Determination. A Participant whose employment is terminated for any reason other than death shall be entitled to receive a benefit equal in value to the sum of the amount in the Participant's Employee Contribution Account, Retirement Account and the vested amount in the Participant's Employer Matching Contribution Account as of the date such benefits are distributed.

         10.2 Form of Benefit. Plan benefits to be paid to a Participant on account of termination of employment shall be in the form of a lump sum cash payment.

         10.3 Time of Distributions.

         (a) Distribution of benefits under this Plan shall be paid to a Participant in accordance with the following:

                  (1) Normal and Delayed Retirement. Plan benefits to be paid to a Participant on account of retirement at the Normal Retirement Date or Delayed Retirement Date shall be made within sixty (60) days after the Participant retires or, at the request of the Participant and with the consent of the Administrative Committee, the first day of any month which begins on or after the Participant's Retirement Date.

                  (2) Early Retirement. Plan benefits to be paid to a Participant on account of retirement at or after the Participant's Early Retirement Date but before Normal Retirement Date shall be made within sixty
(60) days after the Participant reaches Normal Retirement Age or, at the request of the Participant and with the consent of the Administrative Committee, but no later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                  (3) Disability. Plan benefits to be paid to a Participant on account of disability shall be made within sixty (60) days after the date the Participant has been determined to be disabled under Section 10.4 or, at the election of the Participant, upon a later date; provided, that such payment shall be made not later than the last day of the Plan Year in which the Participant attains age 65.

                  (4) Termination. A Participant who terminates employment shall receive a distribution of his or her Plan benefits distributable at the election of the Participant within a reasonable period of time after the date the Participant Terminates Employment, provided, however, that such payment shall not be made later than the last day of the Plan Year in which the Participant attains age sixty-five (65).

         (b) Notwithstanding any provisions of the Plan to the contrary, if the total vested balance in a Participant's Plan Accounts at the time a benefit first becomes payable under ARTICLE X or ARTICLE XI is $5,000 or less, then such balance shall be paid to the Participant or to the Participant's Beneficiary in a lump sum cash payment as soon as practicable after the date the benefit first becomes payable to such Participant or Beneficiary. The total vested balance in a Participant's Plan Accounts for purposes of this Section 10.3(b) shall be determined without regard to that portion of the vested balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and
457(e)(16) of the Code.

         10.4 Disability Determination.

         A Participant shall be treated as disabled for the purposes of this Plan if any one of the following conditions is met: (a) he or she is eligible for benefits under the Employer's long-term disability program, (b) he or she is eligible to receive disability benefits under any other long-term disability program, or (c) the Social Security Administration has made a final determination that the Participant is disabled under the Social Security Act. A distribution made to a Participant under Section 10.3(a)(3) shall be made, in the discretion of the Administrative Committee, upon receipt of adequate proof of such disability.

         10.5 Required Distribution.

         Any Participant who continues in the employment of the Employer beyond the attainment of age seventy and one-half (70 1/2) shall commence to receive benefits no later than April 1 of the calendar year following the calendar year in which such Participant attained age seventy and one-half (70 1/2).

         Notwithstanding anything in the Plan to the contrary, a Participant who is not a five percent (5%) owner, as defined in Code Section 416 and who commenced benefit payments at age seventy and one-half (70 1/2) and who continues in the employment of the Employer may elect to cease receiving such benefit payments.

         Notwithstanding anything in the Plan to the contrary, a Participant who is not a five percent (5%) owner may elect to receive benefit payments on the later of the April 1 next following the calendar year in which the Participant
(a) attains age seventy and one-half (70 1/2), or (b) retires. A Participant who is a five percent (5%) owner must begin receiving benefit payments not later than April 1 next following the calendar year in which he or she attains age seventy and one-half (70 1/2).

         All distributions required under this Section 10.5 shall be made in accordance with the regulations of Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the proposed regulations. The amount of the distribution determined under this
Section 10.5 shall be based on the amount in the Participant's Plan Accounts as of the last day of the Plan Year ending immediately prior to the Plan Year for which the distribution is made and shall not include any contributions accrued but not yet paid as of such date.

         10.6 Inability to Locate Benefit Recipient.

         If, after a reasonable effort has been made by the Administrative Committee to locate a Participant or Beneficiary who is entitled to receive a benefit provided for in ARTICLE X and ARTICLE XI, and after sending written notice to his or her last known mailing address, such Participant or Beneficiary (hereafter in this Section "missing person") cannot be located and no claim is filed for the payment of such benefits on or before the fifth anniversary of the date such benefits first became payable, such missing person shall be presumed dead. As of a Plan Year's last day which first follows, or coincides with, such fifth anniversary, the Plan Accounts of such missing person shall be, in the sole discretion of the Administrative Committee, held in a suspended account, or used to offset the expenses incurred in connection with the administration of the Plan or to offset the Employer Contribution the Employer would otherwise contribute to each Participant's Employer Matching Contribution Account or Retirement Account pursuant to Section 5.1.

         10.7 Claims Procedure.

         All claims shall be processed in accordance with the claims procedure described in the Summary Plan Description for the Plan.

                                   ARTICLE XI
                                 DEATH BENEFITS

         11.1 Benefit Determination.

         Upon the death of a Participant prior to retirement or Termination of Employment, or upon the death of a Former Participant to whom payment of benefits has not commenced, the designated Beneficiary of the deceased Participant shall be entitled to receive a benefit equal in value to the sum of the amount in the Participant's Plan Accounts as of the date such benefits are distributed. Such benefit shall be paid in a lump sum, in accordance with the provisions of Section 11.3.

         11.2 Proof of Death.

         The Administrative Committee may require such proof of death and such evidence of the right of any person to receive death benefit payments under the Plan as it may deem appropriate, and its determination shall be conclusive and binding.

         11.3 Form of Benefit.

         Plan benefits to be paid to Beneficiaries of Participants or Former Participants under Section 11.1 as a death benefit shall be in the form of a lump sum cash payment to be made within ninety (90) days after the date of the Participant's or Former Participant's death.

         11.4 Spouse's Death Benefit.

         For purposes of Section 11.3, in the case of a Participant (including a Former Participant) who is married on the date of death, the Participant's Beneficiary shall be the Participant's surviving spouse unless the Participant has elected to have such benefit distributed to a Beneficiary other than the Participant's spouse. Such an election shall be made under a procedure and on a form provided by the Administrative Committee and shall be effective only if the Participant's spouse at date of death has consented in writing to the election, such consent is witnessed by a notary public and acknowledges the effect of the election. Such spousal consent is not required, however, if the Administrative Committee is satisfied that the Participant's spouse cannot be located.

         11.5 Distribution for Minor Beneficiary.

         In the event a distribution is to be made to a minor, the Administrative Committee may, in its sole discretion, direct that such distribution be paid to the legal guardian or, if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, parent, responsible adult or custodian of a minor Beneficiary shall fully discharge the Trustee, Employer, Administrative Committee and the Plan from further liability on account thereof.

         11.6 Location of Beneficiary Unknown.

         In the event that all, or any portion of, the benefit payable to a Beneficiary under this ARTICLE XI shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrative Committee to locate or ascertain the whereabouts of such Beneficiary, the amount so payable shall be forfeited and shall be used to offset the expenses incurred in connection with the administration of the Plan or to offset the Employer Contribution the Employer would otherwise contribute to each Participant's Employer Matching Contribution Account or Retirement Account pursuant to Section 5.1. In the event a Beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored.

                                   ARTICLE XII
                         DISTRIBUTION TO ALTERNATE PAYEE

         12.1 Benefit Determination.

         Upon obtaining a Qualified Domestic Relations Order which complies with the provisions of Section 2.41, an alternate payee shall be entitled to receive a benefit from the Plan Accounts of a Participant or Former Participant equal to the amount designated in the Qualified Domestic Relations Order.

         12.2 Form of Benefit.

         Plan benefits to be paid to an alternate payee shall be in any form in which such benefits could be paid to the Participant or Former Participant. Once the Qualified Domestic Relations Order has been approved by the Plan Administrator, such distribution shall commence on the date specified in the order.

                                  ARTICLE XIII
                           DIRECT ROLLOVER OF BENEFITS

         13.1 Right to Direct Rollover.

         Except as otherwise provided, any Distributee may elect, in accordance with the provisions of this Section 13.1, to have all or a designated portion of an Eligible Rollover Distribution paid directly to a specified Eligible Retirement Plan in a Direct Rollover.

         13.2 Limitations on Direct Rollover.

         A Distributee may elect to have a portion of an Eligible Rollover Distribution transferred directly to an Eligible Retirement Plan in a Direct Rollover and the remaining portion paid directly to him or her. A Distributee may elect only one Direct Rollover for each Eligible Rollover Distribution.

         13.3 Election of Direct Rollover.

         A Distributee may elect a Direct Rollover of an Eligible Retirement Distribution by filing the required forms with the Administrative Committee. The Administrative Committee is entitled to reasonably rely on the information provided on such forms by a Distributee in making a Direct Rollover. In the event that a Distributee does not provide all of the information requested on the forms, or fails to submit the forms to the Administrative Committee, the Administrative Committee will directly pay the amount of the Eligible Rollover Distribution to the Distributee.

         13.4 Payment of Direct Rollover.

         If a Distributee elects a Direct Rollover of his or her Eligible Rollover Distribution in a manner which complies with Section 13.3 hereof, such Eligible Rollover Distribution may be accomplished by any reasonable means of direct payment to the designated Eligible Retirement Plan. Reasonable means of direct payment shall include:

         (a) providing the Distributee with a check for delivery to the designated Eligible Retirement Plan, so long as:

                  (1) the check is endorsed to [name of trustee or custodian] as trustee of [name of Eligible Retirement Plan], and

                  (2) the check explicitly states that it is for the benefit of the Distributee whose Eligible Rollover Distribution is to be transferred in a Direct Rollover; or

         (b) mailing a check, negotiable only by the trustee or custodian of the designated Eligible Retirement Plan, to the trustee or custodian of such plan.

                                   ARTICLE XIV
                             IN-SERVICE WITHDRAWALS

         14.1 Withdrawals After Age 59 1/2.

         A Participant who has attained age fifty-nine and one half (59 1/2) may withdraw some or all of the amount in his or her Employee Contribution Account and Employer Matching Contribution Account. Application to make such a withdrawal shall be made on a form provided by the Employer.

         14.2 Hardship Withdrawals.

         (a) In General. At the discretion of the Administrative Committee, a Participant may withdraw some or all of the amount in his or her Employee Contribution Account (other than earnings accrued on Employee Contributions after December 31, 1988) if such a withdrawal is necessary due to the immediate and heavy financial need of the Participant. A Participant also may withdraw some or all of the vested portion of his or her Employer Matching Contribution Account if such a withdrawal is necessary due to the immediate and heavy financial need of the Participant. Application to receive a hardship distribution shall be made on a form provided by the Employer and must specify the reasons for the distribution request. As a condition precedent to the approval of a hardship distribution request, the Participant must take a loan from the Plan, if available, unless the Participant demonstrates to the satisfaction of the Administrative Committee that such a loan would not relieve or would increase the Participant's financial hardship.

         (b) Hardship. The Participant may receive a hardship distribution upon demonstrating to the Administrative Committee that such distribution is necessary to satisfy a financial hardship arising due to:

                  (1) unreimbursed medical expenses incurred by the Participant or the Participant's spouse or dependents;

                  (2) the purchase of Participant's principal residence (but not including mortgage payments),

                  (3) the payment of tuition and related educational expenses for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children or his or her dependents;

                  (4) as necessary to prevent the eviction from the Participant's principal residence or the foreclosure on the mortgage on the Participant's principal residence; or

                  (5) any other event specifically listed in regulations promulgated under the Code or in other official guidance issued by the Internal Revenue Service as a deemed immediate and heavy financial need.

         (c) Distribution Limitation. A withdrawal under Section 14.2 cannot be made less than twelve (12) months after the last previous withdrawal. A Participant's hardship distribution must not exceed the amount necessary to satisfy the hardship. Prior to making a distribution under Section 14.2, the Participant must have obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans from any other plans of the Employer in which the Participant participates. No withdrawal may be made of an amount which has been loaned to a Participant under ARTICLE XV. Upon approval by the Administrative Committee of a withdrawal application under either Section 14.1 or 14.2, and, unless the Participant elects otherwise, the Administrative Committee shall instruct the Trustee as to the Investment Fund or Funds from which to make payments to the Participant.

         (d) Suspension and Limitation on Contribution. A Participant who receives a withdrawal pursuant to Section 14.2 shall be prohibited from making Employee Contributions to his or her Employee Contribution Account for a period of 12 months immediately following the Participant's receipt of such withdrawal. Additionally, during the next Plan Year following the year in which the Participant receives a hardship distribution under Section 14.2, the Participant's elective contributions shall be reduced by the amount of the Participant's elective contributions made during the year in which the Participant received such distribution.

                                   ARTICLE XV
                              LOANS TO PARTICIPANTS

         15.1 In General.

         Upon the written application of a Participant, and subject to the terms of this ARTICLE XV, the Plan may lend to such Participant an amount from the Investment Fund(s) in the Participant's Employee Contribution Account and the vested portion of his or her Employer Matching Contribution Account as requested by the Participant. Loans shall be made available to all Participants who are actively employed by the Employer and who retains an interest in an Employee Contribution Account; provided, such class of Participants does not discriminate in favor of Highly Compensated Employees. For purposes of this ARTICLE XV only, the term `Participant' shall include any Participant, Former Participant or Beneficiary eligible to request a loan from the Plan.

         15.2 Loan Limits.

         The amount of a loan shall not exceed the least of (i) the amount in the Participant's Employee Contribution Account or the vested portion of the Participant's Employer Matching Contribution Account, (ii) $50,000, or (iii) one-half (1/2) the value of the Participant's vested Plan Account balances. In determining the maximum loan amount, the limitations under the Plan shall be tested first and the aggregate limits under applicable law, including all qualified plans maintained by the Employer or an Affiliate in which the Participant participates, shall be tested second. The Participant shall be entitled to borrow from the Plan the lesser of the two amounts. Loans shall be made available to all Participants who are actively employed by the Employer. No loan shall be made for an amount of less than $1,000.

         15.3 Loan Application.

         Application by a Participant for a loan shall be in writing on a form prescribed by the Administrative Committee and shall be submitted to the Administrative Committee for review. Approval of the application shall be made by the Administrative Committee. A Participant shall be obligated to execute a promissory note and a payroll withholding form before receiving the loan proceeds.

         15.4 Collateralization.

         If the Administrative Committee approves the loan, it shall direct the Trustee to establish a special loan account by liquidating a portion of the investment of the Participant's Employee Contribution Account or the vested portion of the Participant's Employer Matching Contribution Account balance in the amount of the loan. Each loan shall be secured by an amount in the Participant's Plan Accounts equal to the amount of the loan, but not greater than fifty percent (50%) of the borrower's entire right, title and interest in his vested Plan Account balances.

         15.5 Availability.

         The Administrative Committee shall make loans available to all Participants on a reasonably equivalent basis, considering the credit-worthiness, but without regard to the age, sex, race, color, religion or national origin of the Participant. A Participant may not have more than one (1) loan from the Plan outstanding at any time.

         15.6 Interest Rate.

         Each loan agreement shall provide for the payment of a reasonable rate of interest; such interest to be fixed by the Administrative Committee at an annual percentage rate equal to the prime rate charged, on the date the loan is made, by large United States money center commercial banks as published in The Wall Street Journal. The Administrative Committee shall not unreasonably discriminate among Participants in the matter of interest rates.

         15.7 Repayment.

         The repayment of any loan granted pursuant to this Article shall be in accordance with the terms and conditions determined by the Administrative Committee; provided, every loan shall be repaid in substantially level periodic installments of principal and interest, payable not less frequently than monthly over the term thereof. The term of a loan shall not exceed five (5) years, unless such loan is for the purpose of acquiring the Participant's principal residence, in which case the loan may be for any reasonable period of time determined by the Administrative Committee. An employee on an approved Leave of Absence without pay may request a suspension of repayment for a period of time not to exceed one year. Any such suspension, however, shall not extend the maximum five (5) year term of the loan, if applicable.

         15.8 Default.

         A loan granted pursuant to this ARTICLE XV that is not repaid shall be deemed to be in default upon the earlier of (1) the date the Participant retires or Terminates Employment, (2) the Participant's failure to make payment on the loan as due, to the extent such failure causes the loan to fail to satisfy the requirements of Section 15.7, or (3) in the case of death while employed, within a reasonable time established by the Administrative Committee. At the time of such default, the Administrative Committee shall foreclose on the loan and deduct any outstanding balance plus accrued interest from the Participant's Plan Account balances immediately prior to distribution. Notwithstanding the foregoing, a loan shall not be foreclosed on if a loan repayment is paid within the cure period established under the Plan's loan guidelines provided that such cure period may only extend a loan payment up to the end of the calendar quarter following the calendar quarter in which the expected payment amount was due.

         15.9 Additional Rules.

         All loans shall be subject to such further rules and regulations as the Administrative Committee shall from time to time prescribe and administer in a non-discriminatory manner.

                                   ARTICLE XVI
                           INALIENABILITY OF BENEFITS

         The right of any Participant or Beneficiary to any benefit provided under the Plan or to the property contained in any separate Plan Account shall not be subject to voluntary or involuntary transfer, alienation or assignment, and (to the fullest extent permitted by law) shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process, except in compliance with a Qualified Domestic Relations Order. In the event a Participant or Beneficiary who is receiving or is entitled to receive a benefit provided under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer or disposition shall be null and void.

                                  ARTICLE XVII
                         ADMINISTRATION AND FIDUCIARIES

         17.1 Powers and Duties of the Plan Sponsor. The Plan Sponsor shall have the following specific powers and duties:

         (1) to appoint and remove the Trustees;

         (2) to appoint and remove Investment Managers;

         (3) to set basic Plan policy on Plan administration;

         (4) to ratify Plan amendments recommended by the Administrative Committee;

         (5) to periodically evaluate and review the performance of Named Fiduciaries;

         (6) to authorize Plan eligibility for employees employed by a business acquired after the Effective Date by Triton Management Company, Inc. or by an Affiliate which has adopted the Plan;

         (7) to extend past service credit for purposes of eligibility and vesting to certain groups of employees employed by a business acquired after the Effective Date by Triton Management Company, Inc. or by an Affiliate which has adopted the Plan;

         (8) to report annually to the Board on the operation and status of the Plan; and

         (9) to set general investment objective and plan liquidity guidelines to the Trustee and Investment Managers.

         17.2     Administrative Committee.

         (a) Appointment of Members of Administrative Committee. The Board, or a duly authorized committee thereof, shall appoint three or more persons to act as the Administrative Committee. Members shall serve without additional compensation at the pleasure of the Board and may be removed at any time by the Board. Any member may resign at any time by delivering his or her written resignation to the Board. The Board, or a duly authorized committee thereof, shall fill any vacancies on the Administrative Committee. Triton Management Company, Inc. shall notify all Named Fiduciaries in writing of the names of the members of the Administrative Committee and of each change in the membership thereof.

         (b) Powers and Duties of Administrative Committee. The Administrative Committee shall have the following specific powers and duties:

                  (1) to establish and enforce such rules, regulations and procedures as it shall deem necessary and proper for the efficient administration of the Plan;

                  (2) to construe and interpret the Plan, such interpretation in good faith to be final and conclusive;

                  (3) to decide all administrative questions concerning the operation of the Plan and the eligibility of any Employee to participate in the Plan;

                  (4) to reduce or recharacterize the elected Employee Contributions of Highly Compensated Employees;

                  (5) to ensure that all applicable reporting and disclosure provisions of state and Federal laws are complied with in connection with the administration of the plan;

                  (6) to determine the amount, manner and time of any distribution of benefits or withdrawal under the Plan and to approve and insure the repayment of any loan to a Participant under the Plan;

                  (7) to resolve any claim for benefits;

                  (8) to make policy recommendations to the Plan Sponsor;

                  (9) to recommend Plan amendments; and

                  (10) to report annually to the Plan Sponsor on the operation of the Plan.

         17.3 Named Fiduciaries.

         (a) General. The following fiduciaries (referred to hereinafter individually as a "Named Fiduciary" and collectively as "Named Fiduciaries") shall be responsible for the control, management and administration of the Plan and the control, management and disposition of the assets of the Trust Fund:

                  (1) the Plan Sponsor;

                  (2) the Board or authorized Committee thereof;

                  (3) the Administrative Committee; and

                  (4) the Trustee.

         Each Named Fiduciary shall have only such powers and responsibilities as are expressed in the Plan, and any power or responsibility for the control, management or administration of the Plan or Trust Fund which is not expressly allocated to any Named Fiduciary, or with respect to which an allocation is in doubt, shall be deemed allocated to the Plan Sponsor. Each Named Fiduciary shall have no responsibility to inquire into the acts and omissions of any other Named Fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other Named Fiduciary under the Plan.

         (b) Allocation of Responsibility. Any Named Fiduciaries may, by agreement among themselves, allocate any responsibility or duty assigned to a Named Fiduciary under this Plan, other than the responsibility of the Trustee for the management and control of the Trust Fund, to one or more other Named Fiduciaries, provided, however, that any agreement respecting such allocation shall be in writing and shall be filed by the Administrative Committee with the records of the Plan. No such agreement shall be effective as to any Named Fiduciary which is not a party to such agreement until such Named Fiduciary has so consented in writing filed with the Administrative Committee. Any Named Fiduciary may, by written instrument filed by the Administrative Committee with the records of the Plan, designate a person who is not a Named Fiduciary to carry out any of its responsibilities under the Plan, other than the responsibility of the Trustee for the management and control of the Trust Fund, provided, however, that no such designation shall be effective as to any other Named Fiduciary until such other Named Fiduciary has received written notice of such designation.

         (c) Employees of Fiduciaries. Any Named Fiduciary, or a person designated by a Named Fiduciary to perform any responsibility of a Named Fiduciary pursuant to the procedure described in the preceding paragraph, may employ one or more persons to render advice with respect to any responsibility such Named Fiduciary has under the Plan or such person has by virtue of such designation.

         (d) Multiple Roles. Any person may serve in more than one fiduciary capacity with respect to the Plan, and any person who is a fiduciary may be a Participant if he or she otherwise satisfies the applicable Plan requirements to be a Participant.

         17.4 Committee Procedure Guidelines. The Administrative Committee shall act in accordance with the following guidelines:

         (a) The Administrative Committee shall act in accordance with the terms of the Plan and shall have all powers necessary to carry out its provisions.

         (b) In furtherance of their duties and responsibilities, the Administrative Committee may retain and consult with, and rely upon such legal, actuarial, medical or other opinions as they deem necessary and proper.

         (c) The Administrative Committee may appoint additional persons as agents or advisors to perform such functions as the Administrative Committee may deem necessary and helpful to the effective performance of their duties and the duties of the individual members thereof. The compensation of such agents or advisors who are not employees of the Company shall be fixed by the Administrative Committee and shall be paid from the Trust Fund.

         (d) The members of the Administrative Committee may specifically allocate among themselves by mutual consent, specific responsibilities and functions for the operation and administration of their duties under the Plan, provided such allocation is set forth in the minutes of the Administrative Committee.

         (e) The Administrative Committee, as a general rule, shall act by majority vote; provided the Administrative Committee also may authorize any one member or each member thereof to act on its behalf in certain matters, including the execution of documents, if such authorization is filed with records of the Administrative Committee and specifies the transactions or classes of transactions in which the member may act upon on behalf of the Administrative Committee.

         (f) Actions of the Administrative Committee may be taken otherwise and at a meeting upon concurrence in writing of a majority of the members.

         (g) No member of the Administrative Committee shall participate in any determination by the Administrative Committee as to his or her individual rights or benefits under the Plan.

         (h) Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, including without limiting the generality of the foregoing serves as a member of the Administrative Committee, and or as an employee of the Company.

         (i) Any determination made by the Administrative Committee in accordance with its duties and responsibilities shall be conclusive and binding on all Participants, Beneficiaries, Employees and all other persons interested in the Plan or asserting claims of the Plan.

         17.5 Indemnification.

         Triton Management Company, Inc. shall indemnify each member of each of the Administrative Committee for any liability, assessment, loss, expense or other cost of any kind or description whatsoever, including legal fees and expenses, actually incurred by a member on account of any action, allegation or proceeding, actual or threatened, which arises as a result of being a member of the Administrative Committee, provided such action, allegation or proceeding does not arise as a result of the member's own gross negligence, willful misconduct or lack of good faith.

                                  ARTICLE XVIII
                              TOP-HEAVY PROVISIONS

         18.1 In General.

         If the Plan should for any Plan Year become top-heavy as defined in
Section 18.2, then, notwithstanding any other provisions of the Plan, the rules in Section 18.3 shall apply to the Plan.

         18.2 Top-Heavy Determination.

         (a) Top-Heavy Defined. The Plan is top-heavy for a Plan Year if, as of the Determination Date, the aggregate of the Plan Accounts under the Plan for Key Employees exceeds sixty percent (60%) of the aggregate of the Plan Accounts for all Employees, as computed under Section 416(g) of the Code. The Plan Account of any individual who has not performed services for the Employer during the one-year period ending on the Determination Date shall not be taken into account. "Key Employee" shall be defined as in Sections 416(i) and 318 of the Code. The "Determination Date" for purposes of this ARTICLE XVIII shall mean the last day of the Plan Year preceding the Plan Year in question. The value of the accumulated benefit for any Employee as of the Determination Date shall include the aggregate distributions made with respect to such Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the Determination Date. The preceding sentence also shall apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. Notwithstanding the foregoing, in the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "five-year period" for "one-year period."

         (b) Required Aggregation Groups. If the Plan is required to be aggregated with other plans under the provisions of the following sentences, then the aggregated plans taken together shall constitute the Plan for purposes of this Section 18.2. Notwithstanding the foregoing, if the Plan is required to be aggregated with a group of plans in a required aggregation group then if the required aggregation group is not top-heavy for a Plan Year, the Plan is not top-heavy for that Plan Year, and if the required aggregation group is top-heavy for a Plan Year, then the Plan is top-heavy for that Plan Year. For purposes of the preceding sentence, a required aggregation group means each plan of the Employer (or of a trade or business, whether or not incorporated, which is considered to be under common control with the Employer under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(c) of the
Code) in which a Key Employee participates, and each other such plan which enables any plan in which a Key Employee participates to meet the coverage and anti-discrimination requirements of Sections 401(a)(4) and 410 of the Code.

         (c) Permissive Aggregation Groups. Notwithstanding the above provisions, the Plan will not be top-heavy in any Plan Year in which a permissive aggregation group to which the Plan belongs is not top-heavy. A permissive aggregation group consists of plans maintained by the Employer (or by any trade or business as described above) that are required to be aggregated plus one or more plans that are not part of a required aggregation group but that satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the required aggregation group.

         (d) Top-Heavy Determination for a Group. A required aggregation group or a permissive aggregation group is top-heavy for a Plan Year if, as of the Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceeds sixty percent (60%) of a similar sum determined for all participants in such plans under Section 416(g) of the Code. The accrued benefits and Plan Accounts of any individual who has not performed services for the Employer during the one-year period ending on the Determination Date shall not be taken into account.

         18.3 Top-Heavy Contingent Provisions.

         If the Plan is top-heavy for a Plan Year, as defined in Section 18.2, then the following Plan provisions shall apply for that Plan Year:

         (a) The combined Employer Contribution and the contributions under any other defined contribution plan of the Employer (or of a trade or business as described in Section 18.2(b)) for the Plan Year for each Participant who is not a Key Employee, expressed as a percentage of compensation and after adding thereto all Employee Contributions made by each such Participant, shall be not less than the lesser of 3 percent or the largest percentage calculated in the same manner for any Key Employee. "Compensation" for purposes of this ARTICLE XVIII shall mean all compensation paid to a Participant as an Employee during the Plan Year for personal services rendered in the course of employment within the meaning of Treasury Regulation 1.415-2(d) or any successor regulation. Compensation for purposes of this ARTICLE XVIII, shall mean all compensation paid to a Participant as an Employee during the Plan Year for personal services rendered in the course of employment within the meaning of Section 415(c)(3) of the Code.

         (b) In calculations made under the Plan, no more than two hundred thousand dollars ($200,000.00) of a Participant's annual compensation may be taken into account. Such figure may be adjusted annually under determinations made by the Secretary of the Treasury.

         (c) Employer Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Employer Contributions under the Plan, or if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Contributions that are used to satisfy the minimum contribution requirements shall be treated as Employer Contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

                                   ARTICLE XIX
                                 FUNDING POLICY

         The Administrative Committee shall establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA. The Administrative Committee shall meet at least annually to review such funding policy and method. In establishing and reviewing such funding policy and method, the Plan Sponsor shall endeavor to determine the Plan's and Plan Participants' short-term and long-term objectives and financial needs. All actions of the Plan Sponsor taken pursuant to this ARTICLE XIX, and the reasons therefor, shall be communicated to the Trustee.

                                   ARTICLE XX
                         VALUATION OF COMMON TRUST FUND

         20.1 Valuation of the Trust Fund.

         The Trustee shall determine the net worth of the Trust Fund and allocate earnings and losses of the Trust to Participants' Plan Accounts at least annually but more frequently if the Administrative Committee elects. In determining such net worth, the Trustee shall value the assets at their fair market value as of such date. As soon as practicable after such valuation, the Trustee shall deliver to the Administrative Committee and to the Board a written determination of the net worth of the Trust Fund together with a statement of the amount of net income or loss (including appreciation or depreciation in the value of Trust investments) realized or incurred by the Trust Fund since the last such valuation. The Trustee shall also deliver at least annually to each Participant a statement of the value of the Participant's Plan Accounts.

         20.2 Common Trust Fund.

         The fact that, for administrative purposes, the Trustee maintains separate accounts for each Participant shall not be deemed to segregate for such Participant, or to give to such Participant any direct interest in, any specific assets held in the Trust Fund by the Trustee, except to the extent that the Participant's Plan Accounts reflect the financial results of the Investment Fund(s) selected by the Participant. All such assets may be held and administered by the Trustee as a commingled fund.

                                   ARTICLE XXI
                              AMENDMENT OF THE PLAN

         21.1 Power to Amend Plan.

         The Employer shall have the right at any time, and from time to time, to amend, in whole or in part, any or all of the provisions of this Plan by formal action of the Board, or a committee thereof, in accordance with state law either at a regularly scheduled meeting of the Board, or a committee thereof, or by written consent. Any written amendment to the Plan under this Section 21.1 shall be executed by the Plan Sponsor on behalf of the Employer. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their Beneficiaries or cause any reduction in the amount previously credited to any Participant or permit any portion of the Trust Fund or the Plan Accounts to revert to, or become the property of, the Employer. No amendment to this Plan which affects the rights, duties, or responsibilities of the Trustee may be made without the Trustee's written consent.

         21.2 Effective Date of Amendment.

         Any amendment to the Plan shall become effective upon the date specified as the effective date of the amendment.

                                  ARTICLE XXII
                            MERGER, CONSOLIDATION OR
                             TRANSFER OF PLAN ASSETS

         In the event of the merger or consolidation of the Plan with, or the transfer of the assets and/or liabilities of the Plan to, another plan which is qualified under Section 401(a) of the Internal Revenue Code, each Participant or Beneficiary under this Plan shall be entitled to receive benefits immediately after the merger, consolidation or transfer which are equal to or greater than the benefits he or she would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had been terminated at such time.

                                  ARTICLE XXIII
                             TERMINATION OF PLAN AND
                         DISCONTINUANCE OF CONTRIBUTIONS

         23.1 Plan Termination.

         The Employer shall have the right, at any time, to terminate or partially terminate the Plan by formal action of the Board, or a committee thereof, in accordance with state law either at a regularly scheduled meeting of the Board, or a committee thereof, or by written consent. Upon full or partial termination of the Plan without the establishment of a successor plan, as described in Section 401(k)(10)(A)(i) of the Code, the Plan Sponsor shall direct the Trustee to distribute all assets remaining in the Trust, after payment of any expenses properly chargeable against the Trust, to the Participants in accordance with the Plan Accounts of each participant at the time of distribution, in cash, and in such manner as the Plan Sponsor shall determine. In the event of full or partial termination, each affected Participant shall be fully vested in such Participants' Employer Matching Contribution Account.

         23.2 Discontinuance of Contributions.

         Upon complete discontinuance of Employee Contributions, Retirement Contributions and Employer Matching Contributions to the Plan, the Plan Sponsor shall direct the Trustee to continue to maintain separate Plan Accounts for each Participant, to accumulate earnings and profits thereon, and to distribute benefits under ARTICLE X of the Plan. In the event of complete discontinuance of Employer Matching, Retirement and Employee Contributions to the Plan, each Participant shall be fully vested in such Participant's Employer Matching Contribution Account.

                                  ARTICLE XXIV
                          RIGHTS OF REEMPLOYED VETERANS

         24.1 In General. To the extent required by the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA") and Section 414(u) of the Code and in accordance with this ARTICLE XXIV, a Reemployed Veteran shall be entitled to the restoration of certain benefits under the Plan that would have accrued, or that he or she would have received, under the Plan but for his or her absence from the employ of the Employer due to Qualified Military Service. "Reemployed Veteran" shall be defined as an Employee who left the employ of the Employer in order to perform service in the Armed Services of the United States, and subsequently was reemployed by the Employer pursuant to USERRA. "Qualified Military Service" shall be defined as service in the uniformed services (as defined in chapter 43 of title 38, United States Code) performed by the Reemployed Veteran whose entitlement to reemployment rights pursuant to USERRA arose with respect to such service.

         24.2 Crediting of Period of Qualified Military Service. To the extent required by USERRA and Section 414(u) of the Code, the Reemployed Veteran, for all purposes under the Plan, shall be credited with Hours of Service, as applicable, for the period of his or her absence from employment with the Employer due to Qualified Military Service, in accordance with the regulations or other rules provided by the Internal Revenue Service. In no event shall such Reemployed Veteran's absence due to Qualified Military Service constitute a Break in Service under Section 9.2.

         24.3 "Make-up" Contributions.

         (a) Employee "Make-up" Contributions. To the extent required by USERRA and Section 414(u) of the Code, the Reemployed Veteran shall be permitted, pursuant to ARTICLE IV, to make additional Employee Contributions during the period which (1) begins on the Reemployed Veteran's date of reemployment with the Employer, and (2) has the same length as the lesser of:

                  (1) the period of Qualified Military Service multiplied by 3, or

                  (2) five (5) years.

The maximum amount of additional Employee Contributions that the Reemployed Veteran is permitted to make is the maximum amount of such contributions that the Reemployed Veteran would have been permitted to make pursuant to ARTICLE IV had he or she continued to be employed by the Employer during the period of Qualified Military Service and received compensation. In addition, a Reemployed Veteran who makes Employee Contributions for the period of his or her Qualified Military Service shall be entitled to receive Employer Contributions under
Section 5.1 as if such Employee Contributions were made during such period of Qualified Military Service. Compensation for purposes of this Subsection (a) and
(b), below, shall be based on the rate of pay that the Reemployed Veteran would have received during the period of Qualified Military Service had he or she remained employed by the Employer. If such rate of pay was not reasonably certain, such compensation shall be based on the Reemployed Veteran's average Compensation from the Employer during (1) the twelve (12) month period immediately before the Qualified Military Service, or (2) if shorter, the period of employment immediately before the Qualified Military Service.

         (b) Application of Annual Limitations to "Make-up" Contributions. To the extent permitted by USERRA and Section 414(u) of the Code, any "make-up" contributions made pursuant to (a) above, shall not be treated as subject to the annual limitations on contributions set forth in ARTICLE IV for the Plan Year in which such contributions are made, but such "make-up" contributions shall be treated as subject to such annual limitations for the Plan Year to which such contributions relate, in accordance with the regulations or other rules provided by the Internal Revenue Service.

         24.4 Forfeitures and Earnings. A Reemployed Veteran shall not share in the allocation of Forfeitures for any Plan Year in which the Reemployed Veteran was performing Qualified Military Service nor shall such Reemployed Veteran be entitled to any earnings in his or her make-up contributions until such contributions are made. Such earnings shall be made on a prospective basis from the date of the make-up contributions.

         24.5 Suspension of Plan Loans. In the discretion of the Administrative Committee, loan repayments may be suspended under the Plan as permitted under ss.414(u)(4) of the Code and the regulations thereunder.

                                   ARTICLE XXV
                                  MISCELLANEOUS

         25.1 Participants' Rights.

         Except as may be otherwise specifically provided by law, neither the establishment of the Plan nor any modification thereof, nor the creation of any Plan Account, nor the payment of any benefit, shall be construed to give to any Participant or to any other person a legal or equitable right against the Plan Sponsor, the Employer, any director, officer or employee thereof, the Administrative Committee or the Trustee. Under no circumstances shall the terms of employment of any Employee be deemed to have been modified or in any way affected by the establishment of the Plan, and nothing contained in this Plan document, the Trust Agreement or any related document shall require the Employer to retain any Employee in its service.

         25.2 Benefits Supported Only by Trust Fund.

         Any person having any claim for any benefit under the Plan shall look solely to the assets of the Trust Fund for satisfaction. In no event will the Administrative Committee, the Plan Sponsor, the Employer or the Trustee, or any of their employees, officers, members of their Board or agents, be liable in their individual capacities to any person whomsoever for the payment of benefits under the provisions of the Plan except to the extent that liability is imposed by Federal law.

         25.3 Discrimination.

         The Plan Sponsor, through the Administrative Committee, shall administer the Plan in a uniform and consistent manner with respect to all Participants and Beneficiaries and shall not permit discrimination in favor of officers, stockholders or highly compensated Employees.

         25.4 Claims.

         Any payment to a Participant or Beneficiary or to their legal representative, or heirs-at-law, made in accordance with the provisions of this Plan shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan Sponsor, the Trustee, the Administrative Committee and the Employer, any of whom may require such person, his or her legal representative or heirs-at-law, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Plan Sponsor, the Trustee, the Administrative Committee or the Employer as the case may be.

         25.5 Agent for Service of Process.

         The agent for service of process for the Plan shall be the person currently listed in the records of the Secretary of State of Delaware as the agent for service of process for the Plan Sponsor.

         25.6 Reporting and Disclosure.

         The Plan Sponsor shall satisfy any requirement now or hereinafter imposed through Federal or State legislation to report and disclose to any Federal or State department or agency, or to any Participant or Beneficiary, any information respecting the establishment or maintenance of the Plan or the Trust Fund.

         25.7 Construction of Agreement.

         The Plan shall be construed in accordance with the laws of the State of Delaware, and all provisions thereof shall be administered in accordance with the laws of that State.

         25.8 Savings Clause.

         In the event that any one or more of the terms, conditions, or provisions, or any part thereof, contained in this Plan, or the application thereof to any person or circumstance, shall for any reason, in any respect, or to any extent be held to be invalid, illegal, or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect the remainder of such term, condition, or provision, nor any other provision of this Plan, nor the application of such term, condition, or provision to persons or circumstances other than those as to which it is held invalid, illegal, or unenforceable, and this Plan shall be construed as if such invalid, illegal, or unenforceable term, condition, or provision had never been contained herein, and each term, condition, or provision hereof shall be valid and enforced to the fullest extent permitted by law.

         25.9 Number and Gender.

         Whenever appropriate, words used herein in the singular shall be construed as though used in the plural, words used herein in the plural shall be construed as though used in the singular, words used herein in the masculine gender shall be construed as though used in the feminine gender, and words used herein in the feminine gender shall be construed as though used in the masculine gender.

         25.10 Headings.

         Headings of articles, sections and paragraphs of the Plan have been inserted for convenience of reference and constitute no part of the Plan.

         25.11 Legal Action.

         (a) Necessary Parties. Except as may be otherwise specifically provided by law with respect to any action or proceeding involving the Plan or the Trust, or any property constituting part or all thereof, or the administration thereof, the Plan Sponsor, the Employer and the Trustee shall be the only necessary parties thereto and no Employee or former Employee of the Employer, any Beneficiary or any other person having or claiming to have an interest in the Trust or under the Plan shall be entitled to any notice of such action.

         (b) Final Judgment Binding. Except as may be otherwise specifically provided by law, any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the Plan Sponsor, the Employer and the Trustee and all persons having or claiming to have any interest in the Trust or under the Plan.

         25.12 Entire Plan.

         This Plan contains the entire understanding and undertaking of the Plan Sponsor and its Affiliates with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous undertakings, agreements, understandings, inducements or conditions, whether express or implied, oral or written, except as herein contained. This Plan may not be modified or amended other than by a written document adopted or executed pursuant to the terms hereof.

         25.13 Plan Binding on All Parties.

         This Plan shall be binding upon the parties hereto, their successors and assigns, and upon all Plan Participants and their Beneficiaries, heirs, executors, administrators and assigns.

         25.14 Qualification.

         It is the intention of the Employer that the Plan and Trust shall comply with the provisions of Sections 401 and 501 of the Code and the Regulations issued pursuant thereto, as well as any other requirements of ERISA applicable to the Plan, and the terms of the Plan shall be interpreted and administered so as to accomplish that result. In addition, the President or Chief Financial Officer of the Plan Sponsor is hereby authorized, without action of the Board, to execute any amendments to the Plan which may be necessary to obtain approval by the Internal Revenue Service of the Plan as a qualified plan or to meet any other requirements of law applicable to the Plan.

         25.15 Transfer Contributions.

         The Plan Administrator may direct the Trustee to receive and add to the Trust Fund cash or other property acceptable to the Trustee distributed on behalf of a Participant directly from another employee benefit plan and trust qualified under Code Section 401(a) and exempt under Code Section 501(a), provided the Plan Administrator determines the transfer will result in the deferral of federal and state income taxation on the amount transferred to the Trust Fund. The Trustee shall comply with the direction of the Plan Administrator.

         IN WITNESS WHEREOF, this Plan is adopted conditioned upon the receipt of a determination by the Internal Revenue Service that the adoption hereof will not adversely affect the continued qualification of the Plan under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended.

                                            TRITON MANAGEMENT COMPANY, INC.


                                            By:   /s/ Laura M. Shaw-Porter
                                                ------------------------------

                                                                Exhibit 5.1


                          Dow, Lohnes & Albertson, pllc
                                ATTORNEYS AT LAW


                                WASHINGTON, D.C.

      1200 NEW HAMPSHIRE AVENUE, N.W. SUITE 800 WASHINGTON, D.C. 20036-6802
                  TELEPHONE 202 776 2000 FACSIMILE 202 776 2222



                                  May 12, 2004


Triton PCS Holdings, Inc.
1100 Cassatt Road
Berwyn, Pennsylvania 19312

                  Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as special counsel for Triton PCS Holdings, Inc., a Delaware corporation ("Triton"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") pertaining to 2,411,211 shares (the "Shares") of Class A Common Stock, $0.01 par value per share, being registered for issuance by Triton pursuant to the Triton Management Company, Inc. Savings and Incentive Plan (the "Plan").

         In preparing this opinion we have reviewed the following: (a) the Registration Statement; (b) Triton's Second Restated Certificate of Incorporation and Second Amended and Restated Bylaws; (c) the Plan; and (d) a certificate of the Corporate Secretary of Triton relating to certain corporate matters including, without limitation, the resolutions approving the Plan.

         With respect to the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements, and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

         We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction. As to matters of law set forth below, our opinion is limited to matters of law arising under the General Corporation Law of the State of Delaware (the "Applicable Law"); provided, however, that the term Applicable Law includes only those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the issuance and sale of the Shares pursuant to the Plan and does not include laws of the type described in Section 19 of the Legal Opinion Accord of the American Bar Association Section of Business Law (1991). We express no opinion as to conflicts of law rules or the laws of any states or jurisdictions, including state or federal laws regulating securities, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

         Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that the Shares, when and to the extent issued and paid for pursuant to the provisions of the Plan, will be validly issued, fully paid and non-assessable, subject to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement, provided, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                           Very truly yours,

                                           DOW, LOHNES & ALBERTSON, PLLC


                                           By:/s/Michael A. Hepburn
                                              ------------------------
                                                 Michael A. Hepburn
                                                 Member

                                                                   Exhibit 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2004, except for Note 2, as to which the date is February 17, 2004 relating to the financial statements and financial statement schedules of Triton PCS Holdings, Inc. (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.



/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
May 10, 2004